As filed with the Securities and Exchange Commission on April 7, 1997
                                                         Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ))))))))
                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ))))))))
                            COLLINS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
              Missouri                                 43-0985160
     (State of Incorporation)         (I.R.S. Employer Identification Number)

                               421 East 30th Avenue
                             Hutchinson, Kansas 67502
                                  (316) 663-5551
           (Address including zip code and telephone number, including area code of registrant's principal executive offices.)
                                    ))))))))
                                 Larry W. Sayre
               Vice President Finance and Chief Financial Officer
                              421 East 30th Avenue
                             Hutchinson, Kansas 67502
                                  (316) 663-5551
                                     ))))))))
                                    Copies to:
                             Jennings J. Newcom, Esq.
                            Shook, Hardy & Bacon L.L.P.
                               One Kansas City Place
                                 1200 Main Street
                         Kansas City, Missouri 64105-2118
                                  (816) 474-6550

                                      ))))))))
          Approximate date of commencement of proposed sale to the public:
      As soon as practicable after this Registration Statement becomes effective.
                                       ))))))))
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                           CALCULATION OF REGISTRATION FEE
      Title of Each                  Proposed       Proposed
       Class of       Amount to      Maximum        Maximum      Amount of
      Securities to       be         Offering       Aggregate  Registration
            be        Registered     Price Per      Offering       Fee
       Registered                    Share(1)       Price

      Common Stock,
      par value        263,850         $4.375      $1,154,344      $350
      $.10 per share

      (1) Based on the average high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on April 2, 1997, and is used solely to estimate the aggregate offering price for the purpose of calculating the registration fee.
                                    ))))))))
           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                             COLLINS INDUSTRIES, INC.

                              Cross Reference Sheet


       Item Number and Caption in Form S-3       Location in Prospectus

       1.  Forepart of the Registration
           Statement and Outside Front Cover
           Page of Prospectus                    Cover Page

       2.  Inside Front and Outside Back
           Cover Pages of Prospectus             Cover Page

       3.  Summary Information, Risk
           Factors and Ratio of Earnings
           to Fixed Charges                      Risk Factors

       4.  Use of Proceeds                       Use of Proceeds

       5.  Determination of Offering Price       Not Applicable

       6.  Dilution                              Not Applicable

       7.  Selling Security Holders              Selling Stockholders;
                                                 Exhibit A

       8.  Plan of Distribution                  Plan of Distribution

       9.  Description of the Securities
           to be Registered                      Cover Page

      10.  Interest of Named Experts and
           Counsel                               Legal Matters; Experts

      11.  Material Changes                      Risk Factors

      12.  Incorporation of Certain
           Information by Reference              Incorporation of Certain
                                                 Documents by Reference

      13.  Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Indemnification


      PROSPECTUS

                             Subject to Completion,
                                 April 7, 1997

                           COLLINS INDUSTRIES, INC.

                        263,850 Shares of Common Stock



            This Prospectus is being used in connection with the offering from time to time by certain stockholders (collectively, the "Selling Stockholders") of Collins Industries, Inc., a Missouri corporation (the "Company"), certain of whom may be deemed "affiliates" (as defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, of up to 263,850 shares (the "Shares") of common stock, par value $.10 per share, of the Company (the "Common Stock").

            The Selling Stockholders may sell the Shares (i) in one or more transactions (which may involve one or more block transactions) on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), (ii) in separately negotiated transactions or (iii) in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices.
        Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder. The Company will not receive any of the proceeds from sales made pursuant to this Prospectus.

            The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

            The Common Stock is traded on the Nasdaq National Market System under the symbol "COLL." On April 2, 1997, the closing price of the Common Stock as reported on the Nasdaq National Market System was $4.375 per share.

       INVESTORS SHOULD CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                               IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is April ___, 1997

            No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                              TABLE OF CONTENTS


        RISK FACTORS

        AVAILABLE INFORMATION

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THE COMPANY

        SELLING STOCKHOLDERS

        USE OF PROCEEDS

        PLAN OF DISTRIBUTION

        INDEMNIFICATION

        LEGAL MATTERS

        EXPERTS



                                  RISK FACTORS


            In addition to other information contained in this Prospectus, the following factors should be carefully considered in evaluating an investment in the Shares offered hereby:

        Product Liability

            The Company currently carries product liability insurance in amounts which it deems appropriate and continually monitors the adequacy of such coverage. Although the Company has not had any significant uninsured product liability losses, there can be no assurance that it will not experience future product liability claims which exceed insurance coverage or which are not covered by insurance and which could have a material adverse effect on the Company.

        Shares Eligible for Future Sale

            Sales of substantial amounts of Common Stock held by existing shareholders could have an adverse effect on the price of the Common Stock. During the last two years, the average daily trading volume of then-outstanding shares of Common Stock was less than 1%. Pursuant to this Prospectus, an additional
        263,850 shares of Common Stock will be eligible for sale without limitation.

        Dependence on Senior Management

            The Company is dependent upon the ability and experience of members of its senior management, none of whom currently have employment agreements. The loss of the services of any of these individuals could adversely affect the operations of the Company.

        Competition

            Many of the markets in which the Company competes are mature and highly competitive, and the Company's products often are sold through a competitive bidding process. Some of the Company's competitors may have greater relative resources. In addition, new competitors may enter the marketplace and may have larger capital bases from which to develop products and to compete. Additionally, the Company believes that growth in its sales may depend upon the success of recently introduced and future products, the markets for which are untested. There can be no assurance that the Company will continue to compete successfully in existing product categories or continue to be able to introduce innovative products or enhance existing products.

        Availability of Chassis

            With the exception of terminal trucks and wheelchair lifts, the major purchased component of each of the Company's specialty vehicles is a vehicle chassis. The Company currently purchases most of its vehicle chassis from two suppliers and maintains access to a [two-to-three] month supply. In the past, the Company has experienced occasional interruptions in chassis supply that, in the aggregate, have not had a material adverse effect on the financial condition of the Company. However, a lengthy interruption in chassis supply could have such an effect.


        AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission located in Room 1242, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, and Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza,
        New York, New York 10278. Copies of such documents can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an
        Internet site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding the Company. The Common Stock is listed on the Nasdaq National Market System. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

            The Company has filed with the Commission a registration statement under the Securities Act on Form S-3 (together with any amendments thereto, the "Registration Statement") with respect to the Shares covered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information set forth in the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information pertaining to the Company and the Shares offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith, which may be obtained as provided in the immediately preceding paragraph.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in and made a part of this Prospectus by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained herein or in any subsequently filed document incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

             2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

             3. The description of the Company's Common Stock contained in the Form 8-A registration statement filed with the Commission pursuant to Section 12 of the Exchange
                 Act, including any amendments or reports updating such description.

            In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

            The Company will provide, upon request and without charge, to each person to whom a copy of this Prospectus has been delivered, a copy of any or all the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are incorporated by reference). Requests for such copies should be directed to Larry W. Sayre, Vice President Finance & CFO, Collins Industries, Inc., 421 East 30th Avenue, Hutchinson, Kansas 67502; telephone number: (316) 663-5551.


                                   THE COMPANY

            Collins Industries, Inc. was founded in 1971 as a manufacturer of small school buses and ambulances built from modified cargo vans.
        The Company's initial product was the first "Type A" school bus, designed to carry 16 to 20 passengers. Today, the Company manufactures specialty vehicles and accessories for various basic service niches of the transportation industry. The Company's products include ambulances, small school buses, shuttle and mid-size commercial buses, terminal trucks, wheelchair lifts and accessories and commercial bus chassis. The Company has grown primarily through the internal development of new products and the acquisition of complementary product lines.

            The Company is a Missouri corporation. Its principal executive offices are located at 421 East 30th Avenue, Hutchinson, Kansas 67502, and its telephone number is (316) 663-5551.


                                 SELLING STOCKHOLDERS

            This Prospectus relates to shares of Common Stock that were issued to the Selling Stockholders by the Company in transactions that were exempt from the registration requirements of the Securities Act. The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Stockholders.

            The table attached hereto as Exhibit A sets forth (a) the name and position, if any, over the past three years with the Company (or any subsidiary) of each Selling Stockholder, (b) the number of shares of Common Stock which each Selling Stockholder beneficially owned as of March 31, 1997, (c) the number of shares of Common Stock which each Selling Stockholder may sell from time to time pursuant to this Prospectus, (d) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder after completion of this offering.

             The Company intends to file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all of the Shares registered thereunder have been sold pursuant thereto or until the Shares are no longer required to be registered for the sale thereof by the Selling Stockholders.


                                     USE OF PROCEEDS

             The Company will not receive any proceeds from the Shares to be offered by the Selling Stockholders. The Selling Stockholders will receive all of such proceeds.


                                  PLAN OF DISTRIBUTION

             The Shares to be offered pursuant to this Prospectus are fully paid and non-assessable and will be offered and sold by the Selling Stockholders for their own accounts at such times and in such amounts as they determine.

             The Selling Stockholders may sell the Shares (i) in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market System, (ii) in separately negotiated transactions or (iii) in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices.
         Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). he Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder.

              Dealers or brokers participating in the distribution of the Shares may act as agent for the Selling Stockholders, or may purchase the Shares offered hereby from the Selling Stockholders as principal and thereafter resell such Shares from time to time on the open market at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed underwriting discounts and commissions under the Securities Act. To the knowledge of the Company, the Selling Stockholders have made no arrangements with any broker or dealer for the sale of the Shares offered hereby.


                                 INDEMNIFICATION

             Article XII of the Company's Articles of Incorporation, as amended, provides for indemnification of directors and officers as follows:

                 "Each director or officer, or former director or officer of this corporation, and his legal representatives shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer, and any person who, at the request of this corporation, served as director or officer of another corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation, provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved as not guilty of negligence or misconduct; but in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such a matter, it shall be determined by a committee of three persons appointed by shareholders at a duly called special meeting. In determining whether a director or officer is guilty of negligence or misconduct the Board of Directors or committee, as the case may be, may rely conclusively upon an opinion of independent legal counsel selected by such a board or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be legally entitled."

            Section 351.355 of the Missouri General and Business Corporation Law (the "MGBCL") permits a corporation to indemnify certain persons, including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (by reason of their being officers or directors). The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MGBCL also permits a corporation to indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

            The Company has authorized indemnification agreements for its directors. Under these agreements, the Company agrees to indemnify directors against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, to which the director becomes a party or becomes involved in or by reason of his service to the Company. Indemnification is not required to be made under the agreements in connection with any claim against the director (a) in respect to remuneration paid to a director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (c) on account of a director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

            With respect to insurance, the MGBCL states that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the MGBCL.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 LEGAL MATTERS

            Certain legal matters with respect to the validity of the Shares will be passed upon by Shook, Hardy & Bacon L.L.P., 1200 Main Street, Suite 3100, Kansas City, Missouri 64105.


                                    EXPERTS

            The financial statements and schedule incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.



                                    EXHIBIT A
                             To Reoffer Prospectus


         (a)                 (b)                (c)                 (d)
   Name and Position       Number of         Number of         Number of
   With the Company         Shares            Shares            Shares
                        Beneficially         Which May        Beneficially
                           Owned              Be Sold         Owned After
                                             Pursuant         The Offering
                                              To The
                                            Prospectus
   Bob Collins*               27,600             9,800              17,800
   President of
   Subsidiary

   Don L. Collins, Sr.     1,120,871            70,900            1,049,971
   Chairman of the                                                  (14.22%)
   Board and Chief
   Executive Officer

   Donald Lynn Collins      413, 097            53,400              359,697
   President and Chief                                               (4.87%)
   Operating Officer

   Jack Cowden*               30,900             4,000               26,900
   Vice President Human
   Resources

   Lewis W. Ediger           330,409            65,500              264,909
   Secretary and                                                     (3.59%)
   Vice President

   Arch G. Gothard, III      167,775            15,000              152,775
   Director                                                          (2.07%)

   Ronald O. Hammel*          12,500             2,500               10,000
   Retired President of
   Subsidiary

   Andrew C. Lind              2,500             2,500                    0
   Relative of Director

   Bradley A. Lind             2,000             2,000                    0
   Relative of Director

   Eric E. Lind                2,000             2,000                    0
   Relative of Director

   Sarah M. Lind               2,000             2,000                    0
   Relative of Director

   Rodney T. Nash*            59,400            15,500               43,900
   Vice President
   Engineering

   Don S. Peters             110,000            18,750               91,250
   Director                                                          (1.24%)

   *Represents less than 1% of the total number of shares of Common Stock outstanding. As of March 31, 1997, there were 7,383,410 shares of Common Stock outstanding.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.

     Filing Fee--Securities and Exchange Commission                $  350.00
     Legal Fees (estimated)                                         5,000.00
     Auditor's Fees (estimated)                                     1,000.00
     NASDAQ Listing Fees                                                0.00
     Printing and Engraving Fees                                        0.00
     Transfer Agent & Registrar                                         0.00
     Miscellaneous (estimated)                                      1,000.00

          Total                                                    $7,350.00


          All of the above expenses will be borne by the Registrant. The Selling Stockholders will be responsible for the payment of any brokers commissions or discounts incurred in connection with the sale of the Shares.

     Item 15.  Indemnification of Directors and Officers.

          Article XII of the Company's Articles of Incorporation, as amended, provides for indemnification of directors and officers as follows:

              "Each director or officer, or former director or officer of this corporation, and his legal representatives shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer, and any person who, at the request of this corporation, served as director or officer of another corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation, provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved as not guilty of negligence or misconduct; but in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such a matter, it shall be determined by a committee of three persons appointed by shareholders at a duly called special meeting. In determining whether a director or officer is guilty of negligence or misconduct the Board of Directors or committee, as the case may be, may rely conclusively upon an opinion of independent legal counsel selected by such a board or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be legally entitled."

           Section 351.355 of the Missouri General and Business Corporation Law (the "MGBCL") permits a corporation to indemnify certain persons, including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (by reason of their being officers or directors). The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MGBCL also permits a corporation to indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

         The Company has authorized indemnification agreements for its directors. Under these agreements, the Company agrees to indemnify directors against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, to which the director becomes a party or becomes involved in or by reason of his service to the Company. Indemnification is not required to be made under the agreements in connection with any claim against the director (a) in respect to remuneration paid to a director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (c) on account of a director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         With respect to insurance, the MGBCL states that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the MGBCL.

     Item 16.  Exhibits.

     Number

      4.1   The Certificate of Incorporation of the Company, filed as
            Exhibit 3.1 to Amendment No. 2 to the Company's
            Registration Statement on Form S-1 (File No. 2-93247), as amended.*

      4.2 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File
            No. 2-93247).*

      4.3 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3(c) to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File
            No. 33-48323).*

      4.4 The Bylaws of the Company, filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File
            No. 33-48323), as amended.*

      5.1   Opinion of Shook, Hardy & Bacon L.L.P.

     23.1   Consent of Arthur Andersen LLP.

     23.2   Consent of Shook, Hardy & Bacon L.L.P. (contained in Exhibit
            5.1)

     24.1   Powers of Attorney (contained on signature pages hereto).


      *  Incorporated herein by reference.

     Item 17.  Undertakings.

     (a)   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein or therein. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas, on April 7, 1997.

                                   COLLINS INDUSTRIES, INC.



                                   By: /s/ Larry W. Sayre
                                   Name: Larry W. Sayre
                                   Title:   Vice President Finance and CFO
                                   (principal accounting officer)




                             POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry W. Sayre his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or she substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE               TITLE                         DATE


     /s/ Don L. Collins         Chairman, Chief Executive       April 4, 1997
         Don L. Collins         Officer and Director

     /s/ Donald Lynn Collins    President, Chief Operating      April 4, 1997
         Donald Lynn Collins    Officer and Director

     /s/ Lewis W. Ediger        Vice-President, Secretary       April 4, 1997
         Lewis W. Ediger        and Director

     /s/ Robert E. Lind         Director                        April 4, 1997
         Robert E. Lind

     /s/ Don S. Peters          Director                        April 4, 1997
         Don S. Peters

     /s/ Arch G. Gothard, III   Director                        April 4, 1997
         Arch G. Gothard, III

     /s/ Larry W. Sayre         Vice-President Finance and      April 4, 1997
         Larry W. Sayre         Chief Financial Officer
                               (principal accounting officer)


                                    EXHIBIT INDEX


                                                                       Page

     4.1*    The Certificate of Incorporation of the Company,
             filed as Exhibit 3.1 to Amendment No. 2 to the
             Company's Registration Statement on Form S-1
             (File No. 2-93247), as amended.                             N/A

     4.2*    Amendment to the Certificate of Incorporation of
             the Company, filed as Exhibit3.3 to Amendment No. 1
             to the Company's Registration Statement on Form S-1
             (File No. 2-93247).                                         N/A

     4.3*    Amendment to the Certificate of Incorporation of
             the Company, filed as Exhibit3.3(c) to Amendment No. 1
             to the Company's Registration Statement on Form S-1
             (File No. 33-48323).                                        N/A

     4.4*    The Bylaws of the Company, filed as Exhibit 3.4 to
             the Company's Registration Statement on Form S-1
             (File No. 33-48323), as amended.                            N/A

     5.1      Opinion of Shook, Hardy & Bacon L.L.P.                      __

    23.1      Consent of Arthur Andersen LLP.                             __

    23.2      Consent of Shook, Hardy & Bacon L.L.P. (contained in
              Exhibit 5.1).                                              N/A

    24.1      Power of Attorney (contained on signature pages
              hereto).**                                                 N/A


      *   Previously Filed.

     **   Contained on signature pages to Form S-8.



                                    EXHIBIT 5.1


                                                           April 7, 1997



     Collins Industries, Inc.
     421 East 30th Avenue
     Hutchinson, KS  67502

     Gentlemen:

         We have acted as counsel for Collins Industries, Inc., a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 263,850 shares (the "Shares") of the Company's common stock, par value $.10 per share, to be sold on behalf of certain selling shareholders.

         We have examined and are familiar with originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of (i) the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 7, 1997 under the Act; (ii) the Company's Articales of Incorporation, as amended; (iii) the Bylaws of the Company, as amended; and (iv) such other documents, corporate records and instruments as we have considered necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other represent-atives of the Company and others.

         Based on and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that the Shares have been duly authorized by the Company and are legally issued, fully paid and nonassessable.

         We express no opinion as to the laws of any jurisdiction other than the General and Business Corporation Law of Missouri. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinions other than as herein expressly set forth.

         We hereby consent to the reference to the undersigned under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,



                                    /s/ SHOOK, HARDY & BACON L.L.P.




                                EXHIBIT 23.1


                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incoporation by reference in this registration statement of our report dated
     December 10, 1996 included in Collins Industries, Inc.'s Form 10-K for the year ended October 31, 1996 and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP

     Kansas City, Missouri
     April 4, 1997